                                                                      Exhibit 11



ASKYS, LTD. AND SUBSIDIARY
(a development stage enterprise)

Statement Regarding Computation of Net Loss Per Share

========================================================================

                                              Year ended December 31,
                                           -----------------------------
                                               1997             1996
------------------------------------------------------------------------
Net loss                                   $(13,506,602)     (7,819,037)
========================================================================

Weighted average shares used
  to compute net loss per share:
    Weighted average common
      shares outstanding*                    13,791,236      12,239,554
    Additional shares pursuant
      to SAB83 computation                          -            82,164
------------------------------------------------------------------------

                                             13,791,236      12,441,718
========================================================================

Net loss per share                          $     (0.98)          (0.63)
========================================================================

   * 1996 amount includes conversion of preferred shares.